UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: April 4, 2017

DATE OF REPORT: April 18, 2017

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC

On April 17, 2017, American Housing Income Trust, Inc., (the “Company”) entered into a Securities Purchase Agreement (“Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”). The effective date of the Agreement is April 4, 2017, though the SPA and its related agreements (as discussed below) were not executed until April 17, 2017. The Agreement outlines FirstFire’s purchase of a Senior Convertible Promissory Note in the amount of $525,000 (the “Note”), as well as the Company’s issuance of a warrant to purchase 787,500 shares of the Company’s common stock (the “Warrant”).

Pursuant to the Agreement, FirstFire agrees to buy, and the Company agrees to sell, the Note for $200,000. The principal sum of the Note is $525,000, which amount is the $500,000 actual amount of the purchase price (the “Consideration”) hereof plus a prorated 5% original issue discount (the “OID”). The principal amount earns interest at a rate of 2% per annum from the date of issuance until the same becomes payable. FirstFire shall pay $210,000 of the Consideration (the “First Tranche”) within a reasonable amount of time after the execution of the Note. Additional payments (or tranches) of the Consideration may be made thereafter by FirstFire at FirstFire’s sole discretion. Each tranche payment becomes due and owing six months after issuance. Pursuant to the Note, FirstFire has the right to convert all or any portion of the then outstanding and unpaid principal amount of the Note and interest into fully paid and non-assessable shares of the Company’s common stock, subject to several limitations outlined in Article I of the Note.

In conjunction with the execution of the Agreement and the Note, the Company entered into a Security Agreement (“Security Agreement”) with FirstFire. Pursuant to the Security Agreement, the Company’s obligations and indebtedness evidenced by the Note are secured by the Company’s collateral, including, but not limited to, the Company’s accounts, chattel paper, contracts, bank accounts, inventory, permits, and other items of value. A complete list of the collateral subject to the Security Agreement is attached as Exhibit A to the Security Agreement, and is incorporated herein by reference. Certain properties owned by the Company are not included in the collateral, and are identified in Exhibit B to the Security Agreement.

The Warrant entered into between the Company and FirstFire allows FirstFire, subject to several limitations, to exercise the option to purchase from the Company up to 1,050,000 shares of the Company’s common stock (“Warrant Shares”). The Warrant is issued by the Company in connection with the Securities Purchase Agreement. The number of Warrant Shares FirstFire may purchase correlates to the funding of each tranche under the Note. At the time of the Holder’s funding of each tranche under the Note, the Warrant Shares outstanding shall immediately and automatically increase by the quotient of the total amount of the respective tranche funded, plus the applicable OID divided by $0.50. By way of example, after FirstFire’s funding of the First Tranche, the Warrant Shares shall initially equal 420,000 (or 210,000/.5). The purchase price of the Warrant Shares is $0.50 per share, but may be adjusted from time to time based on distribution of assets or to protect against dilution, pursuant to Section 2 of the Warrant.

Prior to the execution of the SPA, Note, Security Agreement, and other related agreements, there was no material relationship between FirstFire and the Company, nor FirstFire and any of the Company’s affiliates. Copies of the SPA, Note, Warrant, and Security Agreement are attached hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
10.1	Securities Purchase Agreement	X
10.2	Senior Secured Convertible Promissory Note	X
10.3	Security Agreement	X
10.4	Common Stock Purchase Warrant	X
31.1	Board of Directors Consent	X
___

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Michael Ogburn

Name: Michael Ogburn

Title: Chief Executive Officer and President

Dated: April 18, 2017

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